                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in and incorporation by reference in this Registration Statement, relating to 2,300,000 shares of Common Stock of Base Ten Systems, Inc. on Form S-3, of our report dated December 15, 1995, appearing in the Prospectus, which is part of this Registration Statement, and appearing in the Annual Report on Form 10-K of Base Ten Systems, Inc. for the year ended October 31, 1995, which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 19, 1996